    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 10, 1997

                                                      REGISTRATION NO. 333-14351
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 3 TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         TRANSCRYPT INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                          3663                         47-0801192
 (STATE OR OTHER JURISDICTION    (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
               OF                CLASSIFICATION CODE NUMBER)         IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

                               4800 NW 1ST STREET
                            LINCOLN, NEBRASKA 68521
                                 (402) 474-4800
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 JOHN T. CONNOR
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                               4800 NW 1ST STREET
                            LINCOLN, NEBRASKA 68521
                                 (402) 474-4800
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

        WILLIAM T. QUICKSILVER, ESQ.                    ANDREW L. BLAIR, JR., ESQ.
            ALAN E. MORELLI, ESQ.                        SHERMAN & HOWARD, L.L.C.
           ALLEN Z. SUSSMAN, ESQ.                       633 17TH STREET, SUITE 3000
       MANATT, PHELPS & PHILLIPS, LLP                     DENVER, COLORADO 80202
        11355 WEST OLYMPIC BOULEVARD                          (303) 297-2900
        LOS ANGELES, CALIFORNIA 90064
               (310) 312-4000

                            ------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


--------------------------------------------------------------------------------
The purpose of this Amendment No. 3 is solely to file certain exhibits to the Registration Statement, as set forth below in Item 16(a) of Part II.
--------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth estimates of those costs and expenses to be incurred by the Registrant in connection with the offering of the securities being registered hereby, all of which are estimated except for the SEC registration, NASD and Nasdaq National Market application fees.

        SEC registration fee..............................................  $ 18,296
        NASD fee..........................................................     6,540
        Nasdaq National Market application fee............................    40,700
        Blue Sky filing fees and expenses.................................    10,000
        Printing and engraving expenses...................................   125,000
        Legal fees and expenses...........................................   340,000
        Accounting fees and expenses......................................    75,000
        Registrar and transfer agent fees.................................     5,000
        Premium for Director and Officer Insurance*.......................   150,000
        Miscellaneous.....................................................   129,464
                                                                            --------
          Total...........................................................  $900,000
                                                                            ========

---------------

 * Portion of director and officer liability insurance attributable to coverage for liability under the Securities Act of 1933.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Delaware law, the directors and officers of the Registrant are entitled, under certain circumstances, to be indemnified by the Registrant against all expenses and liabilities incurred or imposed upon them as a result of suits brought against them as such directors and officers, if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful, except that no indemnification shall be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to be indemnified for such expenses which such court shall deem proper. Any such indemnification may be made by the Registrant only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable statutory standard of conduct.

     Article Eight of the Registrant's Second Amended and Restated Certificate of Incorporation, as amended, provides that a director shall not be liable to the Registrant or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provisions making directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law. The Company has also entered into indemnification agreements with its directors and officers. The indemnification agreements may require the Company, among other things, to indemnify its directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

     The Registrant maintains a standard policy of officers' and directors' liability insurance.

     The Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto, provides for the indemnification of directors, officers, employees, agents and controlling persons of the Registrant by the Underwriters under certain circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     (a) In connection with the merger of Transcrypt International, Ltd., a Nebraska limited partnership (the "Partnership"), with and into the Registrant effective June 30, 1996, pursuant to an Agreement of Merger between the Partnership and the Registrant, the Registrant issued, in a transaction that was not registered under the Securities Act of 1933, as amended (the "Act"), 5,175,434 (pre-split) shares of its Common Stock, $0.01 par value, as consideration for the merger.

     In connection with the merger of Transcrypt International, Inc., a Nebraska corporation ("Transcrypt Nebraska"), the former general partner of the Partnership, with and into the Registrant effective September 30, 1996, pursuant to an Agreement of Merger between Transcrypt Nebraska and the Registrant, the Registrant issued, in a transaction that was not registered under the Act, 52,010 shares of its Common Stock, $0.01 par value, as consideration for the merger.

     (b) In September 1994, the Partnership issued 200,000 limited partnership units for $5.00 per unit, or aggregate consideration of $1,000,000, to certain of the limited partners of the Partnership.

     The sales and issuances of securities in the transactions described above were deemed to be exempt from registration under the Act in reliance upon
Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering. Appropriate legends were affixed to the securities issued in connection with such transactions.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) EXHIBITS:


    EXHIBIT
    NUMBER      DESCRIPTION
    -------     -----------
     1.1*       Form of Underwriting Agreement.
     3.1*       Second Amended and Restated Certificate of Incorporation of the Registrant,
                filed on September 30, 1996 with the Secretary of State of the State of
                Delaware.
     3.2*       Amended and Restated Bylaws of the Registrant.
     3.3*       Certificate of Merger of Transcrypt International, Ltd., a Nebraska limited partnership, with and into the Registrant, filed on June 28, 1996 with the
                Secretary of State of the State of Delaware.
     3.4*       Certificate of Merger of Transcrypt International, Inc., a Nebraska
                corporation, with and into the Registrant, filed on September 30, 1996 with the Secretary of State of the State of Delaware.
     4.1*       Specimen Certificate for Common Stock.
     5.1        Opinion of Manatt, Phelps & Phillips, LLP.
    10.1*       Employment Agreement between the Registrant and John T. Connor dated as of
                September 10, 1996.
    10.2*       Employment Agreement between the Registrant and Jeffery L. Fuller dated as of
                July 18, 1996.
    10.3*       Form of Employment Agreement between the Registrant and C. Eric Baumann,
                Michael P. Wallace and Joel K. Young.
    10.4*       Form of 1996 Stock Incentive Plan, together with forms of non-qualified stock option agreements.

    EXHIBIT
    NUMBER      DESCRIPTION
    -------     -----------
    10.5*       Form of Indemnification Agreement between the Registrant and  each executive officer and director of the Registrant.
    10.6*       License Agreement for APCO Project 25 Compliant Product between Motorola,
                Inc. and the Registrant dated as of August 2, 1994.
    10.7**      Amendment, dated as of June 28, 1996, to License Agreement for APCO Project
                25 Compliant Product between Motorola, Inc. and the Registrant dated as of
                August 2, 1994.
    10.8*       OEM Agreement between Motorola, Inc. and the Registrant dated as of August 2,
                1994.
    10.9**      Amendment, dated as of July 15, 1996, to OEM Agreement between Motorola, Inc.
                and the Registrant dated as of August 2, 1994.
    10.10**     Private Label/Supplier Agreement for Analog Scrambling Modules between
                Motorola, Inc. and the Registrant dated as of August 8, 1995.
    10.11**     Motorola Cellular Subscriber Products Sales Agreement, dated as of June 13,
                1996, by and between Motorola, Inc. and the Registrant.
    10.12*      License Agreement for APCO Fed Project 25 Algorithm between Digital Voice
                Systems, Inc. and the Registrant, dated as of August 14, 1995.
    10.13*      Consigned Inventory Agreement between Arrow/Schweber Electronics Group and the Registrant, dated as of June 22, 1994.
    10.14*      Nebraska Investment Finance Authority $850,000 Industrial Revenue Bond
                (Transcrypt International, Ltd. Project), Series 1994, dated as of January
                15, 1994, and Note.
    10.15*      Trust Indenture, dated as of January 15, 1994, for $850,000 Industrial
                Revenue Bond (Transcrypt International, Ltd. Project), Series 1994, between
                Nebraska Investment Finance Authority as Issuer and Norwest Bank Nebraska,
                N.A. as Trustee.
    10.16*      Loan Agreement, dated as of January 15, 1994, for $850,000 Industrial Revenue
                Bond (Transcrypt International, Ltd. Project), Series 1994, between Nebraska
                Investment Finance Authority as Issuer and the Registrant.
    10.17*      Amended and Restated Loan Agreement, dated as of May 18, 1994, by and between
                Norwest Bank Nebraska, N.A., and the Registrant.
    10.18*      First Amendment, dated as of June 1, 1995, to Amended and Restated Loan
                Agreement, dated as of May 18, 1994, by and between Norwest Bank Nebraska,
                N.A., and the Registrant.
    10.19*      Second Amendment, dated as of April 10, 1996, to Amended and Restated Loan
                Agreement, dated as of May 18, 1994, by and between Norwest Bank Nebraska,
                N.A., and the Registrant.
    10.20*      Promissory Note, dated as of May 11, 1995, between West Gate Bank and the
                Registrant.
    10.21*      Noncompete Agreement, dated as of December 3, 1991, between John Kuijvenhoven and the Registrant.
    10.22*      Security and Pledge Agreement, dated as of December 3, 1991, by and among
                John Kuijvenhoven, Yvonne Kuijvenhoven and the Registrant.
    10.23*      Security and Pledge Agreement, dated as of August 8, 1994, by and among John
                Kuijvenhoven, Yvonne Kuijvenhoven and the Registrant.
    10.24*      Form of Adoption Agreement for Nonstandardized 401(k) Profit Sharing Plan.
    10.25*      Defined Contribution Master Plan and Trust Agreement of Norwest Bank
                Nebraska, N.A., Master Plan Sponsor.
    10.26*      Third Amendment, dated as of October 22, 1996, to Amended and Restated Loan
                Agreement, dated as of May 18, 1994, by and between Norwest Bank Nebraska,
                N.A., and the Registrant, together with Modification of Note.

    EXHIBIT
    NUMBER      DESCRIPTION
    -------     -----------
    10.27*      Fourth Amendment, dated as of November 19, 1996, to Amended and Restated Loan
                Agreement, dated as of May 18, 1994, by and between Norwest Bank Nebraska,
                N.A., and the Registrant, together with Commercial Installment Note, dated
                November 19, 1996.
    11.1*       Statement re: Computation of Per Share Earnings (see page S-3).
    23.1        Consent of Coopers & Lybrand L.L.P.
    23.2        Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1).
    23.3*       Consent of International Data Corporation
    23.4*       Consent of Zarley, McKee, Thomte, Voorhees & Sease, P.L.C.
    24.1*       Power of Attorney.
    27.1*       Financial Data Schedule.


---------------

 * Previously filed.


** Previously filed and confidential treatment requested for certain portions.


     (b) FINANCIAL STATEMENT SCHEDULES:

        Schedule III -- Valuation and Qualifying Accounts and Reserves

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes to provide the underwriters in this offering (the "Underwriters") at the closing specified in the applicable Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

          (1) That for the purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) That for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincoln, Nebraska, on this 10th day of January, 1997.


                                          TRANSCRYPT INTERNATIONAL, INC.


                                          By:      /s/  JOHN T. CONNOR
                                             ----------------------------------
                                             John T. Connor
                                             Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                  SIGNATURE                                TITLE                     DATE
                  ---------                                -----                     ----

            *  JOHN T. CONNOR                   Chief Executive Officer and     January 10, 1997
---------------------------------------------     Director (Principal
               John T. Connor                     Executive Officer)

           *  RANDAL P. HANSEN                  Vice President of Finance       January 10, 1997
---------------------------------------------     and Chief Financial
              Randal P. Hansen                    Officer (Principal
                                                  Financial and Accounting
                                                  Officer)

          *  TERRY L. FAIRFIELD                 Director                        January 10, 1997
---------------------------------------------
             Terry L. Fairfield

           *  JEFFERY L. FULLER                 Director                        January 10, 1997
---------------------------------------------
              Jeffery L. Fuller

           *  THOMAS R. LARSEN                  Director                        January 10, 1997
---------------------------------------------
              Thomas R. Larsen

            *  THOMAS C. SMITH                  Director                        January 10, 1997
---------------------------------------------
               Thomas C. Smith

                  SIGNATURE                                TITLE                     DATE
                  ---------                                -----                     ----


           *  THOMAS R. THOMSEN                 Director                        January 10, 1997
---------------------------------------------
              Thomas R. Thomsen

            *  WINSTON S. WADE                  Director                        January 10, 1997
---------------------------------------------
               Winston S. Wade

*By:      /s/  JOHN T. CONNOR
    -----------------------------------------
               John T. Connor
              Attorney-in-Fact

                                 EXHIBIT INDEX


                                                                                     SEQUENTIALLY
 EXHIBIT                                                                               NUMBERED
 NUMBER                                   DESCRIPTION                                    PAGE
 -------                                  -----------                                ------------
  1.1*       Form of Underwriting Agreement........................................
  3.1*       Second Amended and Restated Certificate of Incorporation of the
             Registrant, filed on September 30, 1996 with the Secretary of State of the State of Delaware.................................................
  3.2*       Amended and Restated Bylaws of the Registrant.........................
  3.3*       Certificate of Merger of Transcrypt International, Ltd., a Nebraska
             limited partnership, with and into the Registrant, filed on June 28,
             1996 with the Secretary of State of the State of Delaware.............
  3.4*       Certificate of Merger of Transcrypt International, Inc., a Nebraska
             corporation, with and into the Registrant, filed on September 30, 1996 with the Secretary of State of the State of Delaware..................
  4.1*       Specimen Certificate for Common Stock.................................
  5.1        Opinion of Manatt, Phelps & Phillips, LLP.............................
 10.1*       Employment Agreement between the Registrant and John T. Connor dated as of September 10, 1996..............................................
 10.2*       Employment Agreement between the Registrant and Jeffery L. Fuller dated as of July 18, 1996.............................................
 10.3*       Form of Employment Agreement between the Registrant and C. Eric
             Baumann, Michael P. Wallace and Joel K. Young.........................
 10.4*       Form of 1996 Stock Incentive Plan, together with forms of
             non-qualified stock option agreements.................................
 10.5*       Form of Indemnification Agreement between the Registrant and each executive officer and director of the Registrant......................
 10.6*       License Agreement for APCO Project 25 Compliant Product between
             Motorola, Inc. and the Registrant dated as of August 2, 1994..........
 10.7**      Amendment, dated as of June 28, 1996, to License Agreement for APCO
             Project 25 Compliant Product between Motorola, Inc. and the Registrant dated as of August 2, 1994............................................
 10.8*       OEM Agreement between Motorola, Inc. and the Registrant dated as of
             August 2, 1994........................................................
 10.9**      Amendment, dated as of July 15, 1996, to OEM Agreement between
             Motorola, Inc. and the Registrant dated as of August 2, 1994..........
 10.10**     Private Label/Supplier Agreement for Analog Scrambling Modules between
             Motorola, Inc. and the Registrant dated as of August 8, 1995..........
 10.11**     Motorola Cellular Subscriber Products Sales Agreement, dated as of
             June 13, 1996, by and between Motorola, Inc. and the Registrant.......
 10.12*      License Agreement for APCO Fed Project 25 Algorithm between Digital
             Voice Systems, Inc. and the Registrant, dated as of August 14, 1995...
 10.13*      Consigned Inventory Agreement between Arrow/Schweber Electronics Group and the Registrant, dated as of June 22, 1994.........................
 10.14*      Nebraska Investment Finance Authority $850,000 Industrial Revenue Bond
             (Transcrypt International, Ltd. Project), Series 1994, dated as of
             January 15, 1994, and Note............................................

                                                                                     SEQUENTIALLY
 EXHIBIT                                                                               NUMBERED
 NUMBER                                   DESCRIPTION                                    PAGE
 -------                                  -----------                                ------------
 10.15*      Trust Indenture, dated as of January 15, 1994, for $850,000 Industrial
             Revenue Bond (Transcrypt International, Ltd. Project), Series 1994,
             between Nebraska Investment Finance Authority as Issuer and Norwest
             Bank Nebraska, N.A. as Trustee........................................
 10.16*      Loan Agreement, dated as of January 15, 1994, for $850,000 Industrial
             Revenue Bond (Transcrypt International, Ltd. Project), Series 1994,
             between Nebraska Investment Finance Authority as Issuer and the
             Registrant............................................................
 10.17*      Amended and Restated Loan Agreement, dated as of May 18, 1994, by and between Norwest Bank Nebraska, N.A., and the Registrant...............
 10.18*      First Amendment, dated as of June 1, 1995, to Amended and Restated
             Loan Agreement, dated as of May 18, 1994, by and between Norwest Bank
             Nebraska, N.A., and the Registrant....................................
 10.19*      Second Amendment, dated as of April 10, 1996, to Amended and Restated
             Loan Agreement, dated as of May 18, 1994, by and between Norwest Bank
             Nebraska, N.A., and the Registrant....................................
 10.20*      Promissory Note, dated as of May 11, 1995, between West Gate Bank and the Registrant........................................................
 10.21*      Noncompete Agreement, dated as of December 3, 1991, between John
             Kuijvenhoven and the Registrant.......................................
 10.22*      Security and Pledge Agreement, dated as of December 3, 1991, by and among John Kuijvenhoven, Yvonne Kuijvenhoven and the Registrant.......
 10.23*      Security and Pledge Agreement, dated as of August 8, 1994, by and among John Kuijvenhoven, Yvonne Kuijvenhoven and the Registrant.......
 10.24*      Form of Adoption Agreement for Nonstandardized 401(k) Profit Sharing
             Plan..................................................................
 10.25*      Defined Contribution Master Plan and Trust Agreement of Norwest Bank
             Nebraska, N.A., Master Plan Sponsor...................................
 10.26*      Third Amendment, dated as of October 22, 1996, to Amended and Restated
             Loan Agreement, dated as of May 18, 1994, by and between Norwest Bank
             Nebraska, N.A., and the Registrant, together with Modification of
             Note..................................................................
 10.27*      Fourth Amendment, dated as of November 19, 1996, to Amended and
             Restated Loan Agreement, dated as of May 18, 1994, by and between
             Norwest Bank Nebraska, N.A., and the Registrant, together with
             Commercial Installment Note, dated November 19, 1996..................
 11.1*       Statement re: Computation of Per Share Earnings (see page S-3)........
 23.1        Consent of Coopers & Lybrand L.L.P....................................
 23.2        Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1)...
 23.3*       Consent of International Data Corporation.............................
 23.4*       Consent of Zarley, McKee, Thomte, Voorhees & Sease, P.L.C.............
 24.1*       Power of Attorney. ...................................................
 27.1*       Financial Data Schedule...............................................


---------------

 * Previously filed.


** Previously filed and confidential treatment requested for certain portions.